Exhibit 4.1

PARKVIEW CAPITAL CREDIT, INC.

FORM OF SUBSCRIPTION AGREEMENT

and

Name of Subscriber: ______________________________________

Requested Capital Contribution: $____________________________

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Directions for the Completion of the Subscription Documents

The attached Subscription Agreement (including the Annexes, Schedules and Exhibits attached thereto, the “Subscription Documents”) relates to the offering by Parkview Capital Credit, Inc., a Maryland corporation (the “Company”), to you (the “Subscriber”) of shares of common stock, $0.01 par value (“Shares”) of the Company. Capitalized terms not defined in these directions shall have the meanings given to them in the Subscription Agreement.

Subscription Documents that are missing requested information or signatures will not be considered for acceptance unless and until such information or signatures are provided. Subscribers that are entities may be required to furnish other or additional documentation evidencing the authority to invest in the Company.

1.	For Individual Subscribers (including IRAs).

1.1.	Fill in the name of the Subscriber and the amount of the proposed Capital Contribution on page 5 of the Subscription Agreement.

1.2.	Fill in the name of the Subscriber and the date (print name of Subscriber) on page 16 of the Subscription Agreement and sign in the blank provided. For individuals investing through an IRA, the name and signature of, and other information relating to, the Custodian/Trustee of the IRA is required on page 16.

1.3.	All Subscribers must complete Schedule 1 and Schedule 2.

1.4.	Complete Annex A by checking the appropriate box or boxes in Sections 1 through 6.

1.5.	Sign Appendix 2 if you prefer to receive communications electronically.

2.	For Institutional Subscribers.

2.1.	Fill in the name of the Subscriber and the amount of the proposed Capital Contribution on page 4 of the Subscription Agreement.

2.2.	Fill in the name of the Subscriber and the date (print name and title of authorized signatory) on page 16 of the Subscription Agreement and sign in the blank provided.

2.3.	All Subscribers must complete Schedule 1 and Schedule 2.

2.4.	Complete Annex B by checking the appropriate box or boxes and Appendix 1, if applicable.

2.5.	Sign Appendix 2 if you prefer to receive communications electronically.

3.	Required IRS Certifications – For all Subscribers: Institutional and Individual Investors. Fill in, sign (print name and title of authorized signatory, if applicable) and date an IRS Form W-9 (if you are a U.S. Subscriber). If you are a non-U.S. Subscriber, please provide a signed and completed appropriate Form W-8.

FOR ALL SUBSCRIBERS

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4.	Delivery of Subscription Documents. Please deliver two completed and original signed copies of the Subscription Documents and any required evidence of authorization (including any applicable power of attorney) to the Company at the following address:

Parkview Capital Credit, Inc.

Two Post Oak Center
1980 Post Oak Blvd, 15th Floor

Houston, Texas 77056
Attention: Keith W. Smith, President and Chief Executive Officer

5.	Acceptance of Subscription. If the Company accepts your subscription (in whole or in part), the Company will countersign the Subscription Agreement and deliver a copy of it at the address you provide in the Subscription Documents.

Please note that the attached Subscription Documents contain a power of attorney which enables the Company to execute on behalf of the Subscriber documents relating to the Subscriber’s investments in the Company.

6.	Inquiries. If you have questions concerning any of the information requested, you should ask your attorney, accountant or other financial advisor. Inquiries regarding subscription procedures should be directed to Keith W. Smith at (713) 540-4545,
e-mail: ksmith@parkviewadv.com.

FOR ALL SUBSCRIBERS

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Subscription Agreement

________________________________

Name of Subscriber

$_________________

Amount of Proposed Capital Contribution

Parkview Capital Credit, Inc.
Two Post Oak Center
1980 Post Oak Blvd, 15th Floor

Houston, Texas 77056
Attention: Keith W. Smith, President and Chief Executive Officer

Ladies and Gentlemen:

The undersigned subscriber (the “Subscriber”) understands that Parkview Capital Credit, Inc., is a Maryland corporation (the “Company”) that has filed a registration statement on Form 10 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) to register its authorized shares of common stock under Section 12(g) of the Securities Exchange Act of 1934 (the “Exchange Act”) and, on a date following the date the SEC declares the Registration Statement effective, intends to elect to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Prior to and following the Company’s election to be regulated as a BDC, the Company’s investment objective is to generate both current income and capital appreciation primarily by making direct investments in lower middle-market companies in the form of subordinated debt and, to a lesser extent, senior debt and minority equity investments. In furtherance of its investment objective, the Company intends to provide customized debt and equity financing solutions to companies having annual earnings, before interest, taxes, depreciation and amortization (“EBITDA”), of less than $25,000,000, and/or annual revenues of between $20,000,000 and $200,000,000 (“Lower Middle-Market Companies”), although the Company may opportunistically make investments in larger or smaller companies. The Company expects that its investments will typically range in size from $3 million to $10 million, although investment amounts may be smaller or larger than this range. In particular, the Company may make smaller investments in broadly syndicated loans in the early stages of its development. Capitalized terms used in this agreement (the “Subscription Agreement”) without definition will have the meanings ascribed to them in the Offering Documents (as defined below). The distribution of this Subscription Agreement and the offer and sale of the Shares (as defined below) in certain jurisdiction may be restricted by law. This Subscription Agreement does not constitute an offer to sell or the solicitation of an offer to buy any Shares in any state or other jurisdiction where, or to or from any person to or from whom, such offer or solicitation is unlawful or not authorized. The Shares are offered subject to the right of the Company to reject any subscription in whole or in part.

FOR ALL SUBSCRIBERS

1. Subscription for Shares. The Subscriber hereby irrevocably subscribes for and agrees to purchase shares of common stock, par value $0.01 (the “Shares”) through a capital contribution in the amount set forth above (the “Capital Contribution”), subject to Section 9.13, on the terms and conditions described or appearing herein, in the Registration Statement, in the Company’s Amended and Restated Articles of Incorporation, dated as of March 11, 2015 (the “Charter”), in the Company’s Bylaws, dated as of March 11, 2015 (the “Bylaws”), in the Investment Advisory Agreement between the Company and Parkview Advisors, LLC (the “Advisor”), dated as of March 10, 2015 (the “Advisory Agreement”), in the Administration Agreement between the Company and Parkview Administrator, LLC (the “Administrator”), dated as of March 10, 2015 (the “Administration Agreement”), in the Summary of Terms attached hereto (the “Summary of Terms”), and, if subscription agreement is entered into after the effectiveness of the Registration Statement, all periodic reports filed by the Company pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended, as any such documents may be amended from time to time (all together, the “Offering Documents”). Subject to the terms of this Subscription Agreement, the Subscriber’s obligation to pay for the Shares it is purchasing hereunder shall be unconditional, complete and binding upon the completion of the Initial Closing (as defined below).

2. Other Subscription Agreements. The Subscriber acknowledges that the Company has entered into or expects to enter into separate subscription agreements (the “Other Subscription Agreements” and, together with this Subscription Agreement, the “Subscription Agreements”) with other subscribers (“Other Subscribers”), providing for the sale to Other Subscribers of Shares in the Company. This Subscription Agreement and the Other Subscription Agreements are separate agreements, and the sales of Shares to the Subscriber and the sales of Shares to Other Subscribers are separate sales.

3. Closing. Subscriber shall be obligated to make the Capital Contribution as of the date that this Subscription Agreement (having been properly and fully completed and signed by the Subscriber) has been accepted by the Company (the date of such acceptance, which shall be indicated on the signature page hereto, being hereinafter referred to as the “Initial Closing Date”). All amounts necessary to satisfy the Capital Contribution must be provided to the Company within six (6) months from the date of the Initial Closing (the “Payment Period”). Each date on which funds are transferred to the Company during the Payment Period to satisfy the Capital Contribution will be a “Closing”. At each Closing, except for the Initial Closing, the Subscriber will provide an executed copy of the “Bring-Down Certificate” in the form attached hereto as Schedule 3 to this Subscription Agreement. Upon acceptance of the Bring-Down Certificate, the Company will issue Shares to Subscriber at a per share offering price of $10.00.

If the full amount of the Capital Contribution has not been paid by the Subscriber to the Company within the Payment Period, all remaining amounts shall be due upon expiration of the Payment Period. All Closings shall take place at the offices of the Company, or at such other location as may be notified by the Company to the Subscriber in writing.

4. Representations, Warranties and Covenants of the Subscriber. The Subscriber represents, warrants and covenants to the Company, as of (a) the date that this Subscription Agreement is signed by the Subscriber and on (b) the Initial Closing Date that:

4.1. Authorization of Purchase and Compliance with Laws and Other Instruments. The signature on this Subscription Agreement is genuine, and the persons signing this Subscription Agreement on the Subscriber’s behalf are duly authorized to sign and enter into this Subscription Agreement on the Subscriber’s behalf.

FOR ALL SUBSCRIBERS

4.1.1. If the Subscriber is an Entity: (a) it is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (b) the execution, delivery and performance by it of this Subscription Agreement are within its powers, have been duly authorized by all necessary action on its behalf, require no action by or in respect of, or filing with, any governmental body, agency or official, or any third party and do not and will not contravene, or constitute a default under, (i) any provision of its certificate of incorporation, by-laws, limited liability company operating agreement, limited partnership agreement or other comparable organizational documents or (ii) any provision of applicable law, rule or regulation or of any agreement, judgment, injunction, order, decree or other instrument binding upon such Subscriber or any material agreement or other instrument to which the Subscriber is a party or by which the Subscriber or any of its respective properties is bound, or any material license, permit or franchise applicable to the Subscriber or its business, properties or rights other than such contraventions or defaults that do not impair or otherwise affect the Subscriber’s ability to perform its obligations under this Subscription Agreement or are not material to the Subscriber’s financial condition; (c) this Subscription Agreement constitutes the legal, valid and binding obligations of the Subscriber enforceable against the Subscriber in accordance with their respective terms, subject to any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws now or hereafter in effect relating to creditors’ rights generally or to general principles of equity; and (d) Subscriber not formed or recapitalized for the specific purpose of acquiring any Shares in the Company. Neither the execution, delivery or performance of this Subscription Agreement by the Subscriber, nor the consummation of the transactions contemplated hereby or thereby, will result in the creation or imposition of any lien or encumbrance upon any of the assets or properties of such Subscriber.

4.1.2. If the Subscriber is an Individual: (a) the execution, delivery and performance by the Subscriber of this Subscription Agreement are within such person’s legal right and power, require no action by or in respect of, or filing with, any governmental body, agency or official, or any third party, and do not and will not contravene, or constitute a default under, any provision of applicable law, rule or regulation or of any agreement, judgment, injunction, order, decree or other instrument binding upon such Subscriber or any material agreement or other instrument to which the Subscriber is a party or by which the Subscriber or any of his respective properties is bound, other than contraventions or defaults that do not impair or otherwise affect the Subscriber’s ability to perform its obligations under this Subscription Agreement or are not material to the Subscriber’s financial condition; and (b) this Subscription Agreement constitutes the legal, valid and binding obligations of the Subscriber enforceable against the Subscriber in accordance with their respective terms, subject to any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws now or hereafter in effect relating to creditors’ rights generally or to general principles of equity. Neither the execution, delivery or performance of this Subscription Agreement by the Subscriber, nor the consummation of the transactions contemplated hereby or thereby, will result in the creation or imposition of any lien or encumbrance upon any of the assets or properties of such Subscriber. If the individual subscribing to the Company is investing assets on behalf of an IRA, the individual who established the IRA has signed the signature page of this Subscription Agreement and confirms that such individual (i) has directed the custodian or trustee of the IRA to execute the acknowledgement on the signature page and (ii) has signed below to indicate that he or she has reviewed, directed and certifies to the accuracy of the representations and warranties made herein with respect to the IRA and the individual Subscriber.

4.2. No Legal Action Pending, etc. There is no legal action, suit, arbitration or other legal, administrative or other governmental investigation, inquiry or proceeding (whether federal, state, local, or foreign) pending or, to the knowledge of the Subscriber, threatened against the Subscriber that, if adversely determined, is reasonably likely to impair or otherwise affect the Subscriber’s ability to perform its obligations under this Subscription Agreement or is reasonably likely to have a material adverse effect on the Subscriber’s financial condition.

FOR ALL SUBSCRIBERS

4.3. Acknowledgment of Risks; Access to Information. The Subscriber herby acknowledges it has been provided and has carefully reviewed the Offering Documents. The Subscriber understands the risks of, and other considerations relating to, the purchase of Shares, including, without limitation, the information appearing in the Registration Statement under the headings “Item 1: Business—Regulation as a Business Development Company,” “Item 1: Business—Certain U.S. Federal Income Tax Consequences,” “Item 1A: Risk Factors,” “Item 7: Certain Relationships and Related Transactions, and Director Independence” and “Item 11: Description of Registrant’s Securities to be Registered” and the information appearing in the Summary of Terms. Subscriber also has been afforded the opportunity to obtain any additional information necessary to verify the accuracy of the information in the Offering Documents to the extent the Company possesses such information or can acquire it without unreasonable effort or expense. The Company has answered all of the Subscriber’s inquiries, if any, concerning the business to be conducted by the Company, the financial condition and capital of the Company, the qualification and experience of the Company, the Advisor, the Administrator and their Affiliates, and the terms and conditions of the offering and other matters pertaining to this investment. In deciding to acquire Shares, the Subscriber has not relied upon any information or representation, whether written or oral, from the Company or any of its officers, employees, counsel, representatives or agents or any other person, other than information contained in the Offering Documents and in the answers provided by the Company to such inquiries.

4.4. Evaluation and Ability to Bear Risks. The Subscriber’s decision to invest in the Company was made by the Subscriber as person(s) who (a) are authorized to make such investment decisions, and (b) have relied on its or their own tax, legal and financial advisers with regard to all matters relating to the Subscriber’s investment in the Company (including federal, state, and local tax matters and tax matters relating to non-United States jurisdictions) and not on any advice or recommendation of the Company, Advisor, Administrator or any of its Affiliates, notwithstanding anything in Section 4.3 to the contrary. The Subscriber’s prior investment experience with other investment opportunities and its general knowledge about the management, proposed operations and prospects of the Company enable the Subscriber, together with the Subscriber’s advisers, to make an informed decision with respect to the merits and risks of an investment in the Company. After all necessary advice and analysis, the Subscriber has evaluated the risks of investing in the Shares and has determined that the Shares are a suitable investment for the Subscriber. The Subscriber has adequate means for providing for its current needs and personal or other contingencies and has no need for liquidity with regards to its investment in the Shares, and is able to bear the economic risk of its acquisition of the Shares, including a complete loss of its investment in the Company. The Subscriber understands that the Company does not now know what the capital to be contributed to the Company will be invested in or the total amount of capital the Company will have available to invest, and that the Company and Advisor will have complete control over the investments made by the Company. The Subscriber has not reproduced, duplicated or delivered the Offering Documents to any other person, except professional advisors to the Subscriber or as permitted in writing by the Company.

4.5. Purchase of an Investment. The Subscriber represents and warrants that it is acquiring the Shares for investment purposes only and not with a view to the resale or distribution of all or any part of such Shares, and the Subscriber has no present intention, agreement or arrangement to divide its participation with others or to sell, assign, transfer or otherwise dispose of, directly or indirectly, all or any part of such Shares. Further, Subscriber agrees that if it determines to transfer or assign any of its Shares of the Company pursuant to the provisions hereof, it will cause its proposed transferee to agree to the transfer restrictions and make the representations set forth herein. The Subscriber understands that it must bear the economic risk of its investment in the Shares for an indefinite period of time, because, among other reasons, the offering and sale of the Shares are intended to be exempt from registration under the Securities Act of 1933, as amended, (the “Securities Act”), applicable state securities laws within the United States and securities laws of any non-U.S. jurisdictions, by virtue of the private placement exemption from registration provided in Section 4(2) of the Securities Act, and therefore any Shares acquired by the Subscriber may not be sold, offered for sale, exchanged, transferred, assigned, pledged, hypothecated or otherwise disposed of (each, a “Transfer”) in any manner that would require the Company to register the Shares under the Securities Act, under any applicable state securities laws within the United States or the securities laws of any non-U.S. jurisdiction. The Subscriber understands that the Company requires each investor in the Company to be an “accredited investor” as defined in Rule 501(a) of Regulation D of the Securities Act (“Accredited Investor”) and the Subscriber represents and warrants that it is an Accredited Investor.

FOR ALL SUBSCRIBERS

The Subscriber was offered the Shares through private negotiations, not through any general solicitation or advertising. Other than as set forth herein and in the Offering Documents, the Subscriber is not relying upon any information (including, without limitation, any advertisement, article, notice or other communication published in any newspaper, magazine, website or similar media or broadcast over television or radio, and any seminars or meetings whose attendees have been invited by any general solicitation or advertising) provided by the Company, the Advisor, any Affiliate of the foregoing or any agent of them, written or otherwise, in determining to invest in the Company.

The Subscriber understands that the Company will not be registered as an investment company under the Investment Company Act of 1940, as amended, (the “Investment Company Act”) or regulated thereunder in reliance upon an exemption from registration provided by Section 3(c)(7) thereunder, until such time that the Company elects to be regulated as a BDC under the Investment Company Act. Shares acquired by the Subscriber may not be Transferred in any manner that would require the Company to register as an investment company under the Investment Company Act. The Subscriber understands that the Company will initially rely upon an exemption from registration which requires each Subscriber to be a “qualified purchaser” as defined in Section 2(a)(51)(A) of the Investment Company Act (a “Qualified Purchaser”) and the Subscriber represents and warrants that it is a Qualified Purchaser. The Subscriber understands that the Company intends to file an election to be treated as a regulated investment company within the meaning of Section 851 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), for U.S. federal income tax purposes; pursuant to those elections, the Subscriber will be required to furnish certain information to the Company as required under Treasury Regulation § 1.852-6(a) and other regulations. If the Subscriber is unable or refuses to provide such information directly to the Company, the Subscriber understands that it will be required to include additional information on its income tax return as provided in Treasury Regulation § 1.852-7.

The Subscriber represents and warrants that the Subscriber: (i) is not registered as an investment company under the Investment Company Act; (ii) has not elected to be regulated as a business development company under the Investment Company Act; and (iii) either (A) is not relying on the exception from the definition of “investment company” under the Investment Company Act set forth in Section 3(c)(1) or 3(c)(7) thereunder or (B) is otherwise permitted to acquire and hold more than 3% of the outstanding voting securities of a business development company.

4.6. Jurisdiction Governing Subscription.

4.6.1. The Subscriber was offered Shares in the jurisdiction listed as the Subscriber’s address on Schedule 1 or previously provided to the Company and intends that the securities law of that jurisdiction govern the Subscriber’s subscription.

FOR ALL SUBSCRIBERS

4.6.2. If the Subscriber is not a resident of the United States, at the time the Subscriber undertook to subscribe for the Shares, the Subscriber was outside the United States and is outside the United States as of the date of the execution and delivery of this Agreement.

4.6.3. If the Subscriber is not a resident of the United States, the Subscriber is purchasing the Shares for its own account and not on behalf of any U.S. person, and the sale has not been pre-arranged with a purchaser in the United States.

4.7. Reserved.

4.8. Involuntary Sale of Shares. The Subscriber understands and agrees that the Company may cause the Subscriber involuntarily to sell all or a portion of its Shares in accordance with the Offering Documents.

4.9. Correctness of Information. The Subscriber represents and warrants that the information it has provided in this Subscription Agreement and any documents attached hereto or provided in connection with this Subscription Agreement (collectively “Attachments”) (which Attachments are incorporated in this Subscription Agreement by reference, and which constitute representations and warranties to the Company, as if expressly set forth herein), and in any U.S. Internal Revenue Service or other tax form delivered to the Company, is true, accurate and complete and may be relied upon by the Company for any purpose, including the establishment of Subscriber-related facts underlying claims of exemption from the registration provisions of federal, state and non-U.S. securities laws, including the Securities Act and the Investment Company Act. The Subscriber acknowledges that the Company is relying on such information in connection with (a) the Subscriber becoming a shareholder of the Company, (b) not registering the offer and sale of the Shares under the Securities Act or any state or foreign securities laws, (c) not registering the Company under the Investment Company Act, (d) avoiding violations of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and Code Section 4975 (e.g. prohibited transactions involving retirement accounts and other employee benefit plans – see Section 4.11herein) and other comparable laws applicable to employee benefit plans not subject to ERISA, and (e) the management of the Company’s business. If at any time during the term of the Company any of the representations and warranties contained in this Subscription Agreement (including the Annexes, Schedules and Exhibits attached hereto) shall cease to be true, the Subscriber will promptly notify the Company in writing.

4.10. USA PATRIOT Act Confirmation.

4.10.1. If the Subscriber is an individual, the Subscriber represents and warrants that the Subscriber (a) is not, and is not acting on behalf of any other person in connection with this subscription that is (i) an individual, entity or organization named on the List of Specially Designated Nationals and Blocked Persons maintained by the U.S. Office of Foreign Assets Control (OFAC) (the “SDN List”) or in the Annex to Executive Order No. 13224 (2001) issued by the President of the United States (Executive Order Blocking Property and Prohibiting Transactions with Persons who Commit, Threaten to Commit or Support Terrorism); (ii) a non-U.S. shell bank1 or providing banking services indirectly to a non-U.S. shell bank; (iii) a senior non-U.S. political figure or an immediate family member or close associate2 of such figure; or (iv) otherwise prohibited from investing in the Company pursuant to applicable U.S. anti-money laundering, anti-terrorist and asset control laws, regulations, rules or orders (categories (i) through (iv) together, a “Prohibited Investor”) and (b) does not control, is not controlled by or under common control with any such Prohibited Investor.

1 A non-U.S. shell bank is a non-U.S. bank without a physical presence in any country.

2 A “close associate” is a person who is widely and publicly known to maintain an unusually close relationship with the senior non-US political figure, including a person who is in a position to conduct substantial financial transactions on behalf of such figure.

FOR ALL SUBSCRIBERS

4.10.2. If Subscriber is an entity and is NOT acting on behalf of one or more clients, Subscriber represents and warrants that (a) neither it nor its authorized contact persons are Prohibited Investors and (b) if it is a financial institution subject to the anti-money laundering (“AML”) program requirements of the USA PATRIOT Act, it has adopted and implemented AML programs required by the USA PATRIOT Act and the regulations promulgated thereunder.

4.10.3. If Subscriber is an entity and is acting on behalf of one or more clients in connection with this subscription, Subscriber represents and warrants that Subscriber is a financial institution subject to the anti-money laundering program requirements of the USA PATRIOT Act, and Subscriber further represents that it has (a) implemented a customer identification program as required under section 326 of the USA PATRIOT Act and the regulations promulgated thereunder; (b) conducted the required due diligence on client(s) on whose behalf the Subscriber is acting; (c) determined that such client(s) are NOT Prohibited Investors as defined in Section 4.10.1 hereunder; and (d) retained and will continue to retain evidence of any such identities, any such source of funds or any such diligence as required by the USA PATRIOT Act and related regulations.

4.10.4. The Subscriber represents and warrants that Subscriber does not know or have any reason to suspect that (a) the monies used to fund the Subscriber’s acquisition of the Shares have been or will be derived from or related to any illegal activities, including but not limited to, money laundering activities and (b) the proceeds from the Subscriber’s acquisition of the Shares will be used to finance any illegal activities.

4.10.5. The Subscriber agrees to provide the Company, promptly upon request, all information that the Company reasonably deems necessary or appropriate to comply with applicable U.S. anti-money laundering, anti-terrorist and asset control laws, regulations, rules and orders.

4.10.6. The Subscriber consents to the disclosure to U.S. regulators and law enforcement authorities by the Company and its affiliates and agents of such information about the Subscriber as the Company reasonably deems necessary or appropriate to allow the Company to comply with applicable U.S. anti-money laundering, anti-terrorist and asset control laws, regulations, rules and orders.

4.10.7. The Subscriber acknowledges that if, following Subscriber’s investment in the Company, the Company in good faith believes that the Subscriber is a Prohibited Investor or otherwise engaged in suspicious activity, or if Subscriber refuses to provide promptly information that the Company requests, the Company has the right or may be obligated to prohibit additional investments, segregate the assets constituting the investment in accordance with applicable regulations or immediately require the Subscriber to withdraw from the Company. If the Subscriber is required to completely withdraw from the Company, the Subscriber shall bear any and all fees and expenses incurred by the Company to effect such withdrawal. The Subscriber further acknowledges that, to the fullest extent permitted by law, the Subscriber will have no claim against the Company or any of its affiliates or agents for any form of damages as a result of any of the foregoing actions.

4.10.8. The Subscriber hereby understands that to help the United States government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify and record information that identifies each Subscriber who opens an account, all as set forth on Schedule 1 and, if applicable, Appendix 1. The responses provided on such Schedule and, if applicable, such Appendix, are deemed to be made in this Subscription Agreement as if expressly set forth herein.

FOR ALL SUBSCRIBERS

4.11. Subscriptions from Employee Benefit Plans. If all or part of the funds that the Subscriber is using or will use to fund its Capital Contribution are assets of an employee benefit plan (as defined in Section 3(3) of ERISA) subject to Title I of ERISA or a plan described in Section 4975(e)(1) of the Code, or any entity whose underlying assets include plan assets for purposes of ERISA or the Code by reason of a plan’s investment in the entity:

4.11.1. the funds so constituting plan assets have been identified in writing to the Company;

4.11.2. the Subscriber’s proposed purchase of the Shares is permissible under the documents governing the investment of such plan assets;

4.11.3. in making the proposed purchase of the Shares, the Subscriber is aware of and has taken into consideration the diversification requirements of Section 404(a)(1) of ERISA or other applicable law, if any, and the decision to invest plan assets in the Company is consistent with such provisions; and

4.11.4. the Subscriber has concluded that the proposed purchase of the Shares is consistent with the applicable fiduciary responsibilities under ERISA and other applicable law, if any.

If the investment in Shares is being made on behalf of a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees or if the investment in the Shares is being made on behalf of an employee benefit plan maintained outside of the United States primarily for the benefit of persons substantially all of whom are nonresident aliens (as described in Section 4(b)(4) of ERISA) :

4.11.5. there is no provision in the instruments governing such plan or any federal, state, local or foreign law, rule, regulation or constitutional provision applicable to the plan that could in any respect affect the operation of the Company, including operations of the Advisor as contemplated by the Advisory Agreement, or prohibit any action contemplated by the operational documents and related disclosure of the Company, including, without limitation, the investments which may be made pursuant to the Company’s investment strategies, the concentration of investments for the Company and the payment by the plan of incentive or other fees; and

4.11.6. the plan’s investment in the Company will not conflict with or violate the instruments governing such plan or any federal, state, local or foreign law, rule, regulation or constitutional provision applicable to the plan.

5. Bankruptcy, Pending Lawsuits, Outstanding Judgments. The Subscriber represents and warrants that the Subscriber has never filed for or been involved as a debtor in bankruptcy proceedings and there are no suits pending or judgments outstanding against it which, in one case or in the aggregate, could impair its ability to make the Capital Contribution to the Company.

FOR ALL SUBSCRIBERS

6. Power of Attorney.

6.1. Appointment of Company as Attorney-in-fact and Agent. The Subscriber, by its execution hereof, hereby irrevocably makes, constitutes and appoints the Company as its true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for the Subscriber and in the Subscriber’s name, place and stead, in any and all capacities, to complete blanks in the Subscription Documents as directed by the Subscriber and to make, execute, sign, acknowledge, swear to, record and file:

6.1.1. any and all filings required to be made by the Subscriber under the Securities Act of 1934 (the “Exchange Act”) with respect to any of the Company’s securities which may be deemed to be beneficially owned by the Subscriber under the Exchange Act;

6.1.2. all certificates and other instruments deemed advisable by the Company in order for the Company to enter into any borrowing or pledging arrangement;

6.1.3. all certificates and other instruments deemed advisable by the Company to comply with the provisions of this Subscription Agreement and applicable law or to permit the Company to become or to continue as a business development company; and

6.1.4. all other instruments or papers not inconsistent with the terms of this Subscription Agreement which may be required by law to be filed on behalf of the Company.

With respect to the Subscriber and the Company, the foregoing power of attorney:

6.1.5. is coupled with an interest and shall be irrevocable;

6.1.6. may be exercised by the Company either by signing separately as attorney-in-fact for the Subscriber or, after listing all of the Subscribers executing an instrument, by a single signature of the Company acting as attorney-in-fact for all of them;

6.1.7. shall not be affected by the subsequent death, disability, incompetency, termination, bankruptcy, insolvency or dissolution of the Subscriber and shall survive the assignment by the Subscriber of the whole or any fraction of its Shares, except where the assignment is of the Subscriber’s entire Shares and the assignee thereof, with the consent of the Company, provided, however, this power of attorney shall survive the delivery of such assignment for the sole purpose of enabling any such attorney-in-fact to effect such substitution; and

6.1.8. may not be used by the Company in any manner that is inconsistent with the terms of this Subscription Agreement and any other written agreement between the Company and the Subscriber.

6.2. Authorization to Execute Instructions. The Subscriber hereby authorizes and instructs the Company to accept and execute any instructions in respect of the Shares to which this Subscription Agreement relates given by the Subscriber in written form (including email) or by facsimile. If instructions are given by the Subscriber by facsimile, the Subscriber undertakes to send the original letter of instructions to the Company and agrees to keep the Company indemnified against any loss of any nature whatsoever arising to any of them as a result of any of them acting upon facsimile instructions. The Company may rely conclusively upon and shall incur no liability in respect of any action taken upon any notice, consent, request, instructions or other instrument believed in good faith to be genuine or to be signed by properly authorized persons.

FOR ALL SUBSCRIBERS

7. Trustee, Agent, Representative or Nominee. If the Subscriber is acting as trustee, agent, representative or nominee for an underlying investor (a “Beneficial Owner”), the Subscriber understands and acknowledges that the representations, warranties and agreements made herein are made by the Subscriber (A) with respect to the Subscriber and (B) with respect to the Beneficial Owner of the Shares subscribed for hereby. The Subscriber also agrees to indemnify the Company, the Advisor, the Administrator, their respective officers, directors, members, employees, agents and shareholders, and each other person, if any, who controls or is controlled by any of the foregoing, within the meaning of Section 15 of the Securities Act, for any and all costs, fees and expenses (including legal fees and disbursements) in connection with any damages resulting from the Subscriber’s or the Beneficial Owner’s misrepresentation or misstatement contained herein, or the assertion of the Subscriber’s lack of proper authorization from the Beneficial Owner of the Shares subscribed for hereby to enter into this Agreement or perform the obligations hereof or thereof.

8. Pass-Through Entity Representations. If the Subscriber is a partnership, limited liability company, grantor trust or Subchapter S corporation under the Code, at no time during the term of the Company will “substantially all” (within the meaning of Treasury Regulation Section 1.7704-1(h)(3)) of the value of any beneficial owner’s interest in the Subscriber (directly or indirectly) be attributable to the Subscriber’s ownership of the Shares.

9. Miscellaneous Provisions.

9.1. Amendments and Waivers. This Subscription Agreement may be amended only with the written consent of the Subscriber and the Company. The observance of any provision of this Subscription Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) by the party hereto that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of such party waiving such term or condition. No waiver by any party hereto of any provision of this Subscription Agreement in any one or more instances shall be deemed to be or construed as a waiver of the same or other provision of this Subscription Agreement on any future occasion. No delay or omission in the exercise of any power, remedy or right herein provided or otherwise available to any party hereto shall impair or affect the right of such party thereafter to exercise the same. Any extension of time or other indulgence granted to any party hereto shall not otherwise alter or affect any power, remedy or right with respect to the other party hereto, or the obligations of the party hereto to whom such extension or indulgence is granted. All remedies, either under this Subscription Agreement or by law or otherwise afforded, shall be cumulative and not alternative.

9.2. Survival of Representations and Warranties; Indemnity. All representations and warranties contained herein or in any Attachments hereto made by the Subscriber shall survive indefinitely following the execution and delivery of this Subscription Agreement, and the issue and sale of Shares. The Subscriber and its fiduciaries, if any, shall and hereby do agree to indemnify and hold each the Company, the Advisor, the Administrator and their respective controlling persons, officers, directors, members, partners, shareholders, employees, affiliates and each other person, if any, who controls or is controlled by any of the foregoing, within the meaning of Section 15 of the Securities Act, free and harmless from and in respect of any and all claims, actions, demands, causes of action, liabilities, losses and expenses whatsoever (including, but not limited to, legal fees and disbursements and any and all other expenses whatsoever reasonably incurred in investigating, preparing for or defending against any litigation, arbitration proceeding, or other action or proceeding, commenced or threatened, or any claim whatsoever) arising from the breach or alleged breach of any of the representations, warranties or covenants made in this Subscription Agreement or in any Attachment hereto or in any other document furnished by the Subscriber to any of the foregoing in connection with this transaction, or any action for securities law violation instituted by the Subscriber which is finally resolved by judgment against the Subscriber.

FOR ALL SUBSCRIBERS

9.3. Unrelated Business Taxable Income. The Subscriber understands that if it (or, if the Subscriber is treated as a partnership or a disregarded entity for U.S. federal income tax purposes, any beneficial owner thereof) is otherwise exempt from tax, an investment in the Company may produce income that constitutes “unrelated business taxable income” for federal income tax purposes, including by reason of the “debt-financed property” rules of the Code.

9.4. Effectively Connected Income. The Subscriber understands that a direct investment in the Company by a foreign Subscriber will produce income that is effectively connected to a U.S. trade or business for U.S. federal income tax purposes.

9.5. Additional Information. The Subscriber agrees to furnish additional information with regard to the Subscriber’s suitability as a prospective Subscriber, should the Company, Advisor or Administrator reasonably request such information, including documentation as the Company, Advisor or Administrator may reasonably request to assist it in ascertaining compliance with Securities Laws, FINRA, and PATRIOT Act compliance.

9.6. Successors and Assigns. This Subscription Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors of the parties hereto. However, the Subscriber shall not transfer this Subscription Agreement or any of its rights in, to or under this Subscription Agreement and any attempted transfer shall be void and without force or effect.

9.7. Notices. All notices, requests and other communications hereunder must be in writing and shall be deemed to have been duly given only if delivered (a) in person, (b) by registered or certified mail (c) by private courier (including a nationally recognized overnight courier), (d) by facsimile or (e) by e-mail. All notices to the Company shall be delivered to Parkview Capital Credit, Inc., c/o Parkview Advisors, LLC, Two Post Oak Center, 19980 Post Oak Boulevard, 15th Floor, Houston, Texas 77056, Attention: Keith W. Smith, President and Chief Executive Officer, facsimile number (800) 859-2337, with a copy to Owen Pinkerton, Esq., Morris, Manning and Martin, LLP, 1401 Eye Street, N.W., Washington, DC 20005, facsimile number (202) 408-5146, which copy shall not constitute notice. All notices to the Subscriber shall be delivered to the address, facsimile number and email address provided by the Subscriber in Section 5 of Schedule 1 attached hereto. The Subscriber may designate a new address for notices by giving written notice to that effect to the Company. The Company may designate a new address for notices by giving written notice to that effect to the Subscriber. A notice given in accordance with the foregoing clauses (a), (b) and (c) shall be deemed to have been effectively given three business days after such notice is mailed by registered or certified mail, return receipt requested, or one business day after such notice is sent by overnight delivery service or other one-day provider, to the proper address, or at the time delivered when delivered in person or by private courier. A notice given by facsimile or email shall be deemed to have been effectively given when sent unless the sender receives a message of “error in transmission,” provided confirmatory notice is sent by first class mail, postage prepaid or receipt is confirmed by an officer or other authorized representative of the recipient by answerback or other written means.

FOR ALL SUBSCRIBERS

9.8. Applicable Law. Subject to Section 4.6, this Subscription Agreement shall be construed in accordance with and governed by the internal substantive laws (without giving effect to the choice of law or conflict of law rules or provisions that would cause the application of the laws of any jurisdiction other than Maryland) of the State of Maryland, regardless of whether it has been executed by the Subscriber outside of the United States.

9.9. Reserved.

9.10. Headings. The headings of the sections of this Subscription Agreement are inserted for convenience only and shall not be deemed to constitute a part hereof.

9.11. Severability. In the event any provision of this Subscription Agreement is determined to be invalid or unenforceable, such provision shall be deemed severed from the remainder of this Subscription Agreement and replaced with a valid and enforceable provision as similar in intent as reasonably possible to the provision so severed, and shall not cause the invalidity or unenforceability of the remainder of this Subscription Agreement.

9.12. Entire Agreement. This Subscription Agreement, together with its Attachments (which Attachments are incorporated in this Subscription Agreement by reference), constitute the entire agreement between the parties hereto with respect to the subject matter hereof, and any other prior or contemporaneous written or oral agreements, statements or assurances with respect to this subject matter are hereby rescinded and terminated.

9.13. Irrevocability and Acceptance. This Subscription Agreement is and shall be irrevocable by the undersigned but will not be binding on the Company unless and until it is agreed to and accepted by the Company. The Company in its sole discretion may accept this Subscription Agreement with respect to the Capital Contribution in whole or in part. Acceptance will be given either by delivery of this Subscription Agreement to the Subscriber with the form of acceptance executed by the Company or by such execution and written notice thereof to the Subscriber. The Subscriber agrees that by its execution, or execution on its behalf, of this Subscription Agreement and upon acceptance hereof by the Company, it agrees to be bound by terms of this Subscription Agreement and shall become a shareholder of the Company. This Subscription Agreement will expire if it is not accepted by the Company on or prior to six months from the date Subscriber has executed this Subscription Agreement.

9.14. Counterparts; Facsimile Signatures. This Subscription Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. Facsimile counterpart signatures to this Subscription Agreement shall be acceptable and binding.

FOR ALL SUBSCRIBERS

Signature Page to Subscription Agreement
for Parkview Capital Credit, Inc.

INDIVIDUAL SUBSCRIBER/IRA:*	INSTITUTIONAL SUBSCRIBER:

Name of Individual Subscriber	Name of Institutional Subscriber
Signature:	By:
Print Name:	Print Name:
Date:	Title:
Date:

*If IRA, the Subscriber must be identified as: (name of the IRA Custodian) for the benefit of (the name of the individual) and must also be acknowledged by custodian or trustee below. For an IRA, the individual signs above and the IRA Custodian or Trustee signs below.

Acknowledgement by IRA Custodian or Trustee with respect to Investment for an IRA:

By signing below, the undersigned custodian or trustee of the IRA for the benefit of the Individual Subscriber named above (the “Client IRA”) acknowledges that investment in Parkview Capital Credit, Inc. is being made through the Client IRA from the below referenced account and certifies that the Client IRA has directed the custodian or trustee to sign this Subscription Agreement on behalf of the IRA. The trustee or custodian’s contact, account reference number and Tax ID are set forth below.

Name of IRA Holder:	__________________________________________
Name and Address of Custodian:	__________________________________________
Contact Individual:	__________________________________________
IRA Account or Other Reference Number:	__________________________________________
Trustee/Custodian’s Tax I.D. Number:	__________________________________________
Acknowledgement by Custodian:	__________________________________________

By:
Name:
Title:

ALL SUBSCRIBERS, PLEASE FOLLOW THESE INSTRUCTIONS:

  ALL SUBSCRIBERS: If you do not complete the applicable Schedule(s) or Annexes attached hereto, your Subscription   Agreement shall be deemed incomplete and will be returned to you.

  INDIVIDUAL SUBSCRIBERS: Please complete Schedules 1 and 2 and Annex A attached hereto.

  INSTITUTIONAL SUBSCRIBERS: Please complete Schedules 1 and 2 and Annex B attached hereto.

THIS SUBSCRIPTION AGREEMENT SHALL NOT BE EFFECTIVE UNLESS AND UNTIL IT IS COUNTERSIGNED BY THE COMPANY.

FOR ALL SUBSCRIBERS

Signature Page of Parkview Capital Credit, Inc.

Agreed to and Accepted by

PARKVIEW CAPITAL CREDIT, INC.

as of ______________________________, 201___	$ ______________________________
Amount of Capital Contribution Accepted

By:
Print Name:
Title:

FOR ALL SUBSCRIBERS

Schedule 1 to Subscription Agreement:

Subscriber Information

(For All Subscribers)

Instructions: Please complete the applicable parts of this Schedule.

Name and Address (please print)

_____________________________________________________________________________
Name (Print both names if joint registration)

______________________________________________________________________________
Street Address/Address of Principal Office

______________________________________________________________________________

City	State	Zip Code

(____)______________________
Telephone number

1. Investment. Please indicate below the amount of the Subscriber’s proposed Capital Contribution in Parkview Capital Credit, Inc.

Amount of proposed Capital Contribution: $________________

Payment made by wire direct to:

Bank:	[_________________________________________]
ABA #:	[_________________________________________]
Account Name:	[_________________________________________]
Account #:	[_________________________________________]
Reference:	[_________________________________________]

2. Primary Contact Person for this Account.

Name: _______________________________________________

Address: _____________________________________________

Telephone Number: _____________________________________

Facsimile Number: ______________________________________

E-mail Address: ________________________________________

SCHEDULE 2 – FOR ALL SUBSCRIBERS

3. Persons authorized to act for the Subscriber (i.e., authorized to invest in funds, direct payment of funds, etc.). In addition to the persons authorized by the power of attorney contained in Section 6 of the Subscription Agreement, the Subscriber hereby authorizes the person(s) noted below to act individually on behalf of this account unless otherwise noted. Please provide name, specimen signatures and titles in the form that such person would sign documents on behalf of this account, and telephone numbers. Without limiting the power of attorney contained in Section 6 of the Subscription Agreement, if there are circumstances under which more than one signature is required to take action with respect to this account, please state such circumstances. Requests to change the identity of persons authorized to act on behalf of a Subscriber which is a corporation, partnership, trust, estate or other fiduciary must be accompanied by appropriate documentation establishing the authority of the person seeking to act on behalf of the Subscriber. The Subscriber agrees that the Company may rely on the information provided herein until it receives written notice of superseding instructions.

Signature	Signature

Name (and title, if applicable)	Name (and title, if applicable)

Telephone number	Telephone number

Signature	Signature

Name (and title, if applicable)	Name (and title, if applicable)

Telephone number	Telephone number

Special Circumstances (e.g., if more than one signature is required, explain the circumstances and the number or identity of authorized signatories):

If no special circumstances are indicated above, any single authorized signatory indicated above or on the signature page to the Subscription Agreement will be deemed to have authority to act on behalf of the investor.

SCHEDULE 2 – FOR ALL SUBSCRIBERS

4. Tax Information:

4.1. Please provide your Taxpayer I.D. Number/Social Security Number (as applicable):

Tax ID/SSN: ________________________________________

For Joint Accounts, please provide Taxpayer I.D. or Social Security Number (as applicable) for each Joint Account Holder.

Name:	Tax ID:
Name:	Tax ID:

4.2. The Subscriber is a/an (please check the appropriate box):

☐ Individual

☐ Corporation

☐ Limited Partnership

☐ General Partnership

☐ Limited Liability Company

☐ S-Corporation

☐ Charitable Remainder Trust

☐ Group Trust (as defined in the Limited Partnership Agreement)

☐ Tax-Exempt Endowment

☐ Private Tax-Exempt Foundation (as defined in §509 of the Internal Revenue Code)

☐ Employee Benefit Plan (self-directed)

☐ Employee Benefit Plan (trustee directed)

☐ Fund of Funds

☐ Other Tax Exempt Organization (i.e., exempt from income taxation under §501 of the Internal Revenue Code) _____________________________

☐ Other _____________________________

4.3. Tax year ends: ____________________

4.4. State (if applicable) and country of residence for tax purposes: ____________________

4.5. For a domestic self-directed employee benefit plan (e.g. Keogh or self-directed 401k):

Keogh or Plan Account Number _______________

Tax year ends ____________________

Plan or Custodian Taxpayer I.D. Number ______________________________

SCHEDULE 2 – FOR ALL SUBSCRIBERS

5. Statements and Other Correspondence. Statements and other correspondence should be sent to (give name, address, fax number and email address, if available):

	Primary Contact	Secondary Contact
Name	_____________________________	_____________________________
Company (if applicable)	_____________________________	_____________________________
Title (if applicable)	_____________________________	_____________________________
Address	_____________________________	_____________________________
	_____________________________	_____________________________
Phone	_____________________________	_____________________________
Fax	_____________________________	_____________________________
E-mail	_____________________________	_____________________________

6. Distributions. Please indicate where distributions should be sent (please check and complete one):

For All Subscribers	☐ Send check to:	☐ Wire distributions to:
Bank Name:	_____________________________	_____________________________
Bank Address:	_____________________________	_____________________________
Bank ABA #:	_____________________________	_____________________________
Account Number:	_____________________________	_____________________________
Account Name:	_____________________________	_____________________________
Reference:	_____________________________	_____________________________
Contact Name:	_____________________________	_____________________________
Phone:	_____________________________	_____________________________
Email:	_____________________________	_____________________________
SWIFT Code:	_____________________________	_____________________________
Comments:	_____________________________	_____________________________

For Non-US Subscribers Only:
US Correspondent Bank Name:	_____________________________	_____________________________
US Correspondent Bank’s Routing Codes (either ABA # or CHIPS #):	_____________________________	_____________________________
Beneficiary’s Bank’s Name:	_____________________________	_____________________________
Beneficiary’s Bank’s Routing Codes (either BIC # or UID #):	_____________________________	_____________________________
Beneficiary’s Name:	_____________________________	_____________________________
Beneficiary’s Account Number:	_____________________________	_____________________________
Additional Reference Information:	_____________________________	_____________________________

SCHEDULE 2 – FOR ALL SUBSCRIBERS

7. Service of Process. (For foreign Subscribers only. Does not apply to domestic Subscribers.) If the Subscriber is either a foreign entity or is not a permanent resident of the United States, the Subscriber hereby irrevocably appoints the following as an agent within the United States to receive service of process on behalf of the Subscriber in connection with the enforcement of the obligation of the Subscriber to make capital contributions to the Company, or otherwise in connection with the Subscriber’s subscription to contribute capital to the Company:

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

8. Additional Information. Please indicate your agreement with the statements below by checking “yes” or “no”.

8.1.	You understand that the entire amount of your investment may be lost. ☐ Yes ☐ No

8.2.	You have prior experience investing in, and are familiar with, the types of investments in which the Company will invest. ☐ Yes ☐ No

8.3.	Following your investment in the Company, you will have adequate means of providing for your current needs and contingencies and you have no need for liquidity in this investment. ☐ Yes ☐ No

SCHEDULE 2 – FOR ALL SUBSCRIBERS

Schedule 2 to Subscription Agreement:

Status as Benefit Plan Investor

(For All Subscribers)

(a)	Overview

A regulation issued by the U.S. Department of Labor and Section 3(42) of ERISA define “Benefit Plan Investor” as

(i) any employee benefit plan subject to Part 4 of Subtitle B of Title I of ERISA;

(ii) any plan to which Section 4975 of the Code applies (which includes a trust described in Section 401(a) of the Code that is exempt from tax under Section 501(a) of the Code, a plan described in Section 403(a), an individual retirement account or annuity described in Section 408 or 408A of the Code, a medical savings account described in Section 220(d) of the Code, a health savings account described in Section 223(d) of the Code and an education savings account described in Section 530 of the Code); and

(iii) any entity whose underlying assets include plan assets by reason of a plan’s investment in the entity (generally because 25 percent or more of a class of equity interests in the entity is owned by plans).

An entity described in (iii) immediately above will be considered to hold plan assets only to the extent of the percentage of the equity interests in the entity held by benefit plans described in (i) and (ii) immediately above.

(b)	Status as Benefit Plan Investor (Please Check Each as Applicable)

(i) Is the Subscriber subject to Part 4 of Subtitle B of Title I of ERISA, or an entity any of the assets of which include assets of any such plan?

☐ Yes
☐ No

(ii) Is the Subscriber a plan to which Section 4975 of the Code applies, or an entity any of the assets of which include assets of any such plan?

☐ Yes
☐ No

(iii) Is the Subscriber a governmental plan, non-electing church plan, or other employee benefit plan within the meaning of Section 3(3) of ERISA that is not a plan described in (i) or (ii) above?

☐ Yes
☐ No

(iv) Is the Subscriber an insurance company general account?

☐ Yes
☐ No

(v) Is the Subscriber an entity whose underlying assets include plan assets by reason of a plan’s investment in the entity?

☐ Yes
☐ No

SCHEDULE 2 – FOR ALL SUBSCRIBERS

(vi) If the answer to either question (iv) or (v) above is “yes,” the Subscriber represents, warrants and covenants that currently, and for as long as it is an investor in the Company, the maximum percentage of the Subscriber’s assets that constitutes Benefit Plan Investor assets will not exceed the percentage (in 10% increments) set forth below (please check one) (if nothing is checked, we will assume 100%):

0%	____	60%	____
10%	____	70%	____
20%	____	80%	____
30%	____	90%	____
40%	____	100%	____
50%	____

(vii) If the Subscriber is investing as a trustee or custodian for an Individual Retirement Account (“IRA”), is Subscriber a qualified IRA custodian or trustee? If yes, the “Acknowledgement by IRA Custodian or Trustee with Respect to Investment for an IRA” on the Signature Page to the Subscription Agreement for the Company must be completed.

☐ Yes
☐ No

SCHEDULE 2 – FOR ALL SUBSCRIBERS

Schedule 3 to Subscription Agreement:

Bring-Down Certificate

The undersigned, on behalf of [SUBSCRIBER], (the "Subscriber"), and in connection with Section 3 of the Form of Subscription Agreement (the “Subscription Agreement”) between the Subscriber and Parkview Capital Credit, Inc. hereby represents and warrants as follows:

1.	The representations and warranties of the Subscriber contained in Sections 4 and 5 of the Subscription Agreement are true and correct in all material respects as of and on the date hereof as if made again on the date hereof.

2.	The representations and warranties contained in this Bring-Down Certificate shall be deemed representations and warranties of the Subscriber pursuant and subject to the terms of the Subscription Agreement.

3.	The Subscriber meets the definition of “Accredited Investor” as disclosed in Annex B to the Subscription Agreement and all representations and warranties made in Annex B are accurate as of and on the date hereof as if made again on the date hereof.

IN WITNESS WHEREOF, the undersigned does hereby execute this Certificate effective as of the __ day of ________, 2015.

[SUBSCRIBER]

By:

ANNEX A – FOR INDIVIDUAL SUBSCRIBERS ONLY

Annex A to Subscription Agreement:

Subscriber Questionnaire for Individual Investors

1.	Subscriber as an Individual Investor. The Subscriber’s investment in the Company is being made (please check one and any corresponding box underneath the appropriate category):

☐	as an individual.

☐	with the Subscriber’s spouse (please check one):[1]

☐ as joint tenants with rights of survivorship.

☐ as tenants in common.

☐ as community property.

☐	through a revocable trust established to facilitate distribution of the Subscriber’s estate and there are ___ living grantor(s) and ___ beneficiary(ies) other than the grantors (determined by treating any person indirectly owning an interest in the trust through one or more pass-through entities (i.e., limited liability companies treated as a partnership for income tax purposes, partnerships, S corporations and trusts) as if such person were a beneficiary).

If the Subscriber is investing through a revocable trust, the Subscriber further represents that: (Please indicate whether the following representations are applicable by checking the appropriate box.)

a. substantially all of the value of each beneficial owner’s interest (direct or indirect) in the trust is not attributable to such trust’s interest (direct or indirect) in the Fund.

(Please check one.) ☐  True    ☐  False

☐	through an Individual Retirement Account (For domestic Subscribers only. Does not apply to foreign Subscribers.) (Please check one box below and provide any applicable information.):

☐	through the Subscriber’s self-directed Keogh Plan Account.

☐	through another self-directed employee benefit plan as defined in Title I of ERISA.

[1]	Any Co-Owner other than a spouse must submit a separate subscription agreement.

ANNEX A – FOR INDIVIDUAL SUBSCRIBERS ONLY

2.	Subscriber’s Net Worth or Income. (Please indicate whether the following representation is applicable by checking the appropriate box.) The Subscriber has a net worth, individually or jointly with the Subscriber’s spouse, which exceeds $1,000,000 at the time of each Closing,[2] or had an individual income in excess of $200,000 in each of the two most recent years or joint income with the Subscriber’s spouse of $300,000 in each of those years and the Subscriber has a reasonable expectation of reaching the same income level in the current year.[3]

(Please check one)   ☐  Yes    ☐  No

3.	Qualified Purchaser Questionnaire. The Subscriber is a “Qualified Purchaser” within the meaning of Section 3(c)(7) of the Investment Company Act of 1940, as amended (the “Investment Company Act”) and as such term is defined in Section 2(a)(51)(A) of the Investment Company Act and Rule 2a-51 thereunder because: (Note: Please read the definition of “Investments” in Exhibit A to this Subscription Agreement.) (Please indicate by checking the applicable box below):

☐	the Subscriber is a natural person who owns $5,000,000 or more in Investments (including Investments owned jointly with the Subscriber’s spouse);

☐	the Subscriber and its spouse will hold the Shares jointly as spouses and together they own $5,000,000 or more in Investments (including Investments owned jointly);

☐	the Subscriber is a company [4] that owns $5,000,000 or more in Investments and the Subscriber is owned directly or indirectly by natural persons who are related as siblings or spouses (including former spouses), or direct lineal descendants by birth or adoption, spouses of such persons, the estates of such persons, or foundations, charitable organizations, or trusts established by or for the benefit of such persons; or

☐	the Subscriber is not a Qualified Purchaser.

4.	Subscriber Not Company-Related. The Subscriber ☐ is ☐ is not (please check one) “Company-Related.”[5]

[2]	For purposes of calculating an individual Subscriber’s net worth for this Subscription Agreement, net worth generally means the excess of total assets at fair market value (excluding the value of the primary residence of the Subscriber) over total liabilities, subject to the following adjustments: (i) indebtedness that is secured by the Subscriber’s primary residence in excess of the estimated fair market value of the primary residence is included as a liability, and (ii) indebtedness that is secured by the Subscriber’s primary residence, up to the estimated fair market value of the primary residence at the time of the entry into this Subscription Agreement, is not included as a liability (except that if the amount of such indebtedness outstanding at the time of the entry into this Subscription Agreement exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess is included as a liability).

[3]	For purposes of this Subscription Agreement, individual income means adjusted gross income, as reported for federal income tax purposes, less any income attributable to a spouse or to property owned by a spouse, increased by the following amounts (but not including any amounts attributable to a spouse or to property owned by a spouse): (i) the amount of any tax-exempt interest income under Section 103 of the Code, and any “qualified distribution” from a Roth IRA received; (ii) the amount of losses claimed as a limited partner in a limited partnership as reported on Schedule E of Form 1040; (iii) any deduction claimed for depletion under Section 611 et seq. of the Code; (iv) amounts contributed to an Individual Retirement Account (other than a Roth IRA), as defined in the Code, or Keogh retirement plan; (v) alimony paid; (vi) any elective contributions to a cash or deferred arrangement under Section 401(k) of the Code; and (vii) for applicable taxable years, any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income pursuant to the provisions of Section 1202 of the Code.
[4]	The term “company” includes a corporation, partnership, association, trust, fund, or any organized group of persons.
[5]	“Company-Related” means any person who is a (i) director, officer, trustee, advisory board member or knowledgeable employee of the Company, Advisor, Administrator or of an affiliated person of the Company, Advisor or Administrator that oversees the Company’s investments, or (ii) a company owned exclusively by persons described in the preceding clause.

ANNEX A – FOR INDIVIDUAL SUBSCRIBERS ONLY

5.	Subscriber Status as U.S./Foreign Person. (Please read Section 5.1 and check the box if you are described in such section. If not, check the box next to 5.2.)

5.1.	☐ For U.S. Persons. Subscriber is a natural person who is (i) a citizen of the United States or (ii) a resident of the United States, even if not a citizen.

5.2.	☐ For Foreign Persons. The Subscriber is not a person described in Section 6.1.

6.	Required IRS Certification. (Please read Section 6.1 if you are a U.S. Subscriber or Section 6.2 if you are a foreign Subscriber and indicate whether either representation is applicable to you by checking the box next to such statement )

6.1.	☐ IRS/W-9 Certification for U.S. Subscribers. The Subscriber is a person described in Section 5.1 and has attached hereto a properly completed and duly executed copy of Form W-9 “Request for Taxpayer Identification Number and Certification” in accordance with the instructions accompanying such form. The Subscriber agrees to promptly notify the General Partner and provide the General Partner with a new properly completed and duly executed copy of such form in the event any information the Subscriber provided on Form W-9 becomes inaccurate.

6.2.	☐ IRS/W-8 Certification for Foreign Subscribers (i.e. persons who cannot make the certification in Section 6.1 above). Attached hereto is a properly completed and duly executed copy of Form W-8BEN or such other Form W-8 applicable to the Subscriber. The Subscriber agrees to promptly notify the General Partner and provide the General Partner with a new properly completed and duly executed copy of such form in the event any information the Subscriber provided thereon becomes inaccurate. In addition, upon request of the General Partner, the Subscriber will provide the General Partner with a new properly completed and duly executed copy of Form W-8BEN or such other Form W-8 applicable to the Subscriber within every three calendar years of the date on which it initially invested in the Fund.

END OF ANNEX A

Advisor or Administrator that oversees the Company’s investments, or (ii) a company owned exclusively by persons described in the preceding clause.

ANNEX A – FOR INDIVIDUAL SUBSCRIBERS ONLY

Annex B to Subscription Agreement:

Subscriber Questionnaire for Institutional Investors

1.	Accredited Investor Questionnaire. The Subscriber is an “accredited investor” within the meaning of Rule 501(a) of Regulation D (“Regulation D”) promulgated pursuant to the Securities Act because it is (please indicate by checking the applicable boxes):

☐	an employee benefit plan as defined in Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and (check appropriate box):

☐	the investment decision is made by a plan fiduciary as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company or registered investment adviser and the name of the plan fiduciary is _________________________; or

☐	the plan has total assets in excess of $5,000,000 ; or

☐	the plan is a self-directed plan, with investment decisions made solely by persons that are “accredited investors” within the meaning of Regulation D; or

☐	the plan is a participant directed plan, the participant for whose benefit the investment in the Company is being made has directed such investment, and the participant is an “accredited investor” within the meaning of Regulation D.

☐	a plan that is established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, and has total assets in excess of $5,000,000.

☐	an insurance company as defined in Section 2(13) of the Securities Act.

☐	an investment company registered under the Investment Company Act.

☐	a business development company (as defined in Section 2(a)(48) of the Investment Company Act).

☐	a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”).

☐	a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) of the Small Business Investment Act of 1958, as amended.

☐	a bank (as defined in Section 3(a)(2) of the Securities Act) or a savings and loan association or other institution (as defined in Section 3(a)(5)(A) of the Securities Act), whether acting in regard to this investment in its individual or a fiduciary capacity.

☐	a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

☐	an organization described in Section 501(c)(3) of the Code, not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000.

☐	a corporation, foundation, endowment, a Massachusetts or similar business trust, partnership or limited liability company, not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000.

ANNEX B – FOR INSTITUTIONAL SUBSCRIBERS ONLY

☐	a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares, whose purchase of the Shares is directed by a sophisticated person who has such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of the prospective investment.

☐	an entity in which all of the equity owners are “accredited investors” within the meaning of Regulation D (If this box is checked, please provide a completed Subscriber Questionnaire for each equity owner).

☐	a revocable trust that may be amended or revoked at any time by the grantors thereof and all the grantors are “accredited investors” within the meaning of Regulation D (If this box is checked, please contact the Company and provide a list of the grantors. Additional information may be required concerning the accredited investor status of each grantor).

2.	Qualified Purchaser Questionnaire. The Subscriber is a “Qualified Purchaser” within the meaning of Section 3(c)(7) of the Investment Company Act and as such term is defined in Section 2(a)(51)(A) of the Investment Company Act and Rule 2a-51 thereunder because it is a/an (Note: Please read the definition of “Investments” in Exhibit A to this Subscription Agreement.) (Please indicate by checking the applicable boxes below ):

☐	Institutional Entity - any person (e.g., an institutional investor) that owns and invests on a discretionary basis not less than $25,000,000 in Investments (other than a self-directed employee benefit plan or trust).

☐	Closely-Held Company - a company[1] that owns $5,000,000 or more in Investments and that is owned directly or indirectly by or for two or more natural persons who are related as siblings or spouses (including former spouses), or direct lineal descendants by birth or adoption, spouses of such persons, the estates of such persons, or foundations, charitable organizations or trusts established for the benefit of such persons.

☐	Trust - a trust not formed for the specific purpose of acquiring the Shares for which the trustee or other person authorized to make decisions with respect to the trust, and each settlor or other person who has contributed assets to the trust, is and at the time of contributing assets to the trust was (a) a Qualified Purchaser described in the clause above, (b) a natural person who owns not less than $5,000,000 in Investments or (c) any person, acting for his own account or the accounts of other Qualified Purchasers, who in the aggregate owns and invests on a discretionary basis, not less than $25,000,000 in Investments.

☐	Qualified Institutional Buyer - a “Qualified Institutional Buyer” as defined in Rule 144A (“Rule 144A”):

☐	(a) acting for its own account (or for the account of another Qualified Institutional Buyer or another Qualified Purchaser) other than a dealer (as defined in paragraph (a)(i)(ii) of Rule 144A) or an employee benefit plan or trust.

☐	(b) which is an employee benefit plan or trust for which investment decisions are made solely by the fiduciary, trustee or sponsor of such plan or trust.

[1]	The term “company” includes a corporation, partnership, association, trust, fund or any organized group of persons.

ANNEX B – FOR INSTITUTIONAL SUBSCRIBERS ONLY

☐	Entity Comprised of Qualified Purchasers - an entity, all of the beneficial owners of which are Qualified Purchasers (includes Qualified Purchasers described in this Section 2 and natural persons who own not less than $5,000,000 in Investments) (If this box is checked, please have each beneficial owner complete a Subscriber Questionnaire).

☐	any other person (e.g., an institutional investor) that owns and invests on a discretionary basis not less than $25,000,000 in Investments (other than a self-directed employee benefit plan or trust).

☐	The Subscriber is not a Qualified Purchaser.

3.	Excluded Investment Entity Formed Prior to April 30, 1996. If the Subscriber is an investment entity that is excluded from regulation under the Investment Company Act pursuant to Section 3(c)(1) or Section 3(c)(7) thereunder and was formed prior to April 30, 1996, it has obtained all requisite consents from the Subscriber’s direct or indirect beneficial owners to be treated as a “Qualified Purchaser” as required by Section 2(a)(51)(C) of the Investment Company Act and Rule 2a51-2 thereunder: (Please answer by checking the applicable box below.)

☐  Yes    ☐  No    ☐  Not Applicable

4.	Subscriber as an Investor.

4.1.	Subscriber Primarily Engaged in Investing, Reinvesting or Trading. Is the Subscriber engaged primarily in the business of investing, reinvesting or trading in securities for which ownership interests are held in the form of limited or general partnership interests, common stock, trust units, debt instruments or other securities? (Please answer “yes” or “no” below by checking the applicable box below.

☐  Yes    ☐  No

4.2.	Inclusion In or Exclusion From the Investment Company Act. If the Subscriber answered “yes” to question 4.1 above, the Subscriber (please check the applicable box below):

A.	☐ is an investment company as defined under Section 3(a)(1) of the Investment Company Act, including registered investment companies;

B.	☐ is excluded from the definition of “investment company” under the Investment Company Act (please check (1) or (2) below):

(1)	☐ in reliance on Section 3(c)(1) of the Investment Company Act (a private investment company with fewer than 100 beneficial owners);

(2)	☐ in reliance on Section 3(c)(7) of the Investment Company Act (a private company owned exclusively by “Qualified Purchasers”); or

C.	☐ is excluded from the definition of “investment company” under the Investment Company Act in reliance on an exclusion other than Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act or otherwise excluded from regulation under the Investment Company Act.

ANNEX B – FOR INSTITUTIONAL SUBSCRIBERS ONLY

4.3.	Number of Beneficial Owners. If the Subscriber responded to question 4.2.B(1) or 4.2.B(2) above, the number of beneficial owners (as determined under Section 3(c)(1) or 3(c)(7), as applicable) of its investment entity is __________. (The Company, in its sole discretion, may request information regarding the identity of the Subscriber’s beneficial owners.)

5.	The Subscriber: (Please check each applicable subsection below.)

☐ was☐ was not formed, organized, reorganized, capitalized or recapitalized for the specific purpose of acquiring Shares;

☐ is ☐ is not operated for the specific purpose of acquiring Shares;

☐ is ☐ is not an investment entity for which the Subscriber’s stockholders, partners, members or other beneficial owners can have individual discretion as to their participation or non-participation through the Subscriber in (i) the Subscriber’s purchase of Shares or (ii) particular investments made by the Company;

☐ will ☐ will not have more than 40% of the value of the Subscriber’s total assets (or, if the Subscriber is a private investment fund with binding, unconditional capital commitments from the Subscriber’s partners or members, more than 40% of the Subscriber’s committed capital) invested in the Company upon making this investment;

☐ is ☐ is not aware of any other circumstances that would require the Company to treat it as more than “one person” for purposes of Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

☐ has ☐ has never filed for or been involved as a debtor in bankruptcy proceedings and there are no suits pending or judgments outstanding against it which, in one case or in the aggregate, could impair its ability to make capital contributions to the Company.

6.	Funds Invested by the Subscriber. (For domestic and foreign Subscribers.) The funds invested by the Subscriber in the Company ☐ do ☐ do not (please check one) constitute the assets of (a) an employee benefit plan (as defined in Section 3(3) of ERISA) subject to Title I of ERISA, (b) a plan described in Section 4975(e)(1) of the Code, subject to Section 4975 of the Code, or (c) an entity whose underlying assets include assets of a plan described in (a) or (b).

7.	Relationship to Company.

7.1.	The Subscriber ☐ is ☐ is not (please check one) “Company-Related.” [2]

7.2.	☐ The Subscriber does ☐ does not ☐ have discretionary authority or control with respect to the assets of the Company or ☐ is ☐ is not a person that provides investment advice with respect to the Company’s assets, or an “affiliate” of such a person. For purposes of this representation, an “affiliate” is any person controlling, controlled by or under common control with the Company or any of its investment advisers, including by reason of having the power to exercise a controlling influence over the management or policies of the Company or its investment adviser(s).

[2]	“Company-Related” means any person who is a (i) director, officer, trustee, advisory board member or knowledgeable employee of the Company, Advisor, Administrator or of an affiliated person of the Company, Advisor or Administrator that oversees the Company’s investments, or (ii) a company owned exclusively by persons described in the preceding clause.

ANNEX B – FOR INSTITUTIONAL SUBSCRIBERS ONLY

8.	Subscriber Status as U.S./Foreign Person. (Please read Section 8.1 and check the box if you are described in such section. If not, check the box next to Section 8.2)

8.1.	☐ For U.S. Persons. Subscriber is (i) an entity created or organized in or under the laws of the U.S., any state thereof that is treated for U.S. income tax purposes as a partnership or corporation, (ii) a trust, if either (A) the administration of which a court within the United States is able to exercise primary supervision over or for which one or more United States persons (including individual citizens or residents of the U.S.) have the authority to control all substantial decisions, or (B) the trust has a valid election in effect to be treated as a U.S. person, or (iii) an estate the income of which is subject to tax in the United States regardless of its source.

8.2.	☐ For Foreign Persons. The Subscriber is not a Person described in Section 8.1.

9.	Required IRS Certification. (Please read Section 9.1 if you are a domestic Subscriber and Section 9.2 if you are a foreign Subscriber and indicate whether either representation is applicable to you by checking the box next such statement.)

9.1.	☐ IRS/W-9 Certification for U.S. Subscribers. The Subscriber is a person of the type described in Section 8.1 and has attached hereto a properly completed and duly executed copy of Form W-9 “Request for Taxpayer Identification Number and Certification” in accordance with the instructions accompanying such form. The Subscriber agrees to promptly notify the Company and provide the Company with a new properly completed and duly executed copy of such form in the event any information the Subscriber provided on Form W-9 becomes inaccurate. NOTE: Shareholders should consult their tax adviser regarding other forms that may be delivered to the Company to reduce or eliminate withholding or other taxes.

9.2.	☐ IRS/W-8 Certification for Foreign Subscribers. (i.e. persons who cannot make the certification in Section 9.1 above). Attached hereto is a properly completed and duly executed copy of Form W-8BEN or such other Form W-8 applicable to the Subscriber. The Subscriber agrees to promptly notify the Company and provide the Company with a new properly completed and duly executed copy of such form in the event any information the Subscriber provided thereon becomes inaccurate. In addition, upon request of the Company, the Subscriber will provide the Company with a new properly completed and duly executed copy of Form W-8BEN or such other Form W-8 applicable to the Subscriber within every three calendar years of the date on which it initially invested in the Company. NOTE: Shareholders should consult their tax adviser regarding other forms that may be delivered to the Company to reduce or eliminate withholding or other taxes.

10.	Subscriber Status as Bank Holding Company. (Please check the box if applicable.)

☐ The Subscriber is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) or is directly or indirectly “controlled” (as that term is defined in the BHCA) by a company that is subject to the BHCA under the BHCA.

ANNEX B – FOR INSTITUTIONAL SUBSCRIBERS ONLY

11.	Subscriber Subject to Public Disclosure Laws. (If applicable, please check the box and fill-in the requested information.)

☐ The Subscriber is subject to the Freedom of Information Act, 5 U.S.C § 552 (“FOIA”), any state public records access laws, any state or other jurisdiction’s laws similar in intent or effect to FOIA, or any similar statutory or legal right that might result in the disclosure of confidential information relating to the Company (together with FOIA, “Public Disclosure Laws”).

Please indicate the relevant Public Disclosure Laws to which the Subscriber is subject.

_____________________________________________________________________________________

_____________________________________________________________________________________

_____________________________________________________________________________________

END OF ANNEX B

ANNEX B – FOR INSTITUTIONAL SUBSCRIBERS ONLY

Exhibit A:

Definitions for Purposes of Determining Qualified Purchaser Status

For purposes of the definition of a “Qualified Purchaser,” the following constitute “Investments”:

1.	Included Assets:

1.1.	Securities,[1] except securities of an issuer that controls, [2] is controlled by or is under common control with the proposed Qualified Purchaser, that owns such securities, unless the issuer of such securities is (a) an investment company registered under the Investment Company Act, a company that would be an investment company but for the exclusions provided by sections 3(c)(1) through 3(c)(9) of the Investment Company Act (including a broker-dealer, bank or finance company) or exempt under Rule 3a-6 (foreign banks/insurance companies) or 3a-7 (certain structured finance vehicles) of the Investment Company Act; (b) a commodity pool; (c) a public company that files reports pursuant to Section 13 or 15(d) of the Exchange Act or is listed on a designated offshore securities market;[3] or (d) a private company that has shareholders equity in excess of $50,000,000 as reflected in its most recent financial statement (which shall be as of a date within sixteen (16) months from the date of the proposed Qualified Purchaser’s investment in the Company), determined using generally accepted accounting procedures;

1.2.	Real estate held for investment purposes;

1.3.	Commodity interests or physical commodities held for investment purposes, including commodity futures contracts, options on such futures contracts and options on physical commodities traded on or subject to the rules of any contract market designated for trading such transactions under the Commodity Exchange Act and the rules thereunder, or board of trade or exchange outside the U.S., as contemplated in Part 30 of the rules under the Commodity Exchange Act;

[1]	“Security” means any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas or other mineral rights, any put, call, straddle, option, or privilege on any security, certificate of deposit, or group or index of securities (including any interest therein based on the value thereof) or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a “security,” or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

[2]	“Control” is defined in Section 2(a)(9) of the Investment Company Act as “the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.” Direct or indirect ownership of 25% of a company is presumed control.

[3]	“Designated offshore securities market” means the Eurobond market, as regulated by the Association of International Bond Dealers; the Amsterdam Stock Exchange; the Australian Stock Exchange Limited; the Bermuda Stock Exchange; the Bourse de Bruxelles; the Copenhagen Stock Exchange; the European Association of Securities Dealers Automated Quotation; the Frankfurt Stock Exchange; the Helsinki Stock Exchange; The Stock Exchange of Hong Kong Limited; the Irish Stock Exchange; the Istanbul Stock Exchange; the Johnannesburg Stock Exchange; the London Stock Exchange; the Bourse de Luxembourg; the Mexico Stock Exchange; the Borsa Valori di Milan; the Montreal Stock Exchange; the Oslo Stock Exchange; the Bourse de Paris; the Stock Exchange of Singapore; the Stockholm Stock Exchange; the Tokyo Stock Exchange; the Toronto Stock Exchange; the Vancouver Stock Exchange; the Warsaw Stock Exchange and the Zurich Stock Exchange, and any other foreign stock exchange designated by the Securities and Exchange Commission under Regulation S of the Securities Act.

EXHIBIT A – DEFINITIONS

1.4.	Financial Contracts as defined in Section 3(c)(ii)(B)(2) of the Investment Company Act entered into for investment purposes, to the extent such contracts are not securities.

1.5.	Cash and cash equivalents held for investment purposes such as bank CDs and demand deposits, money market investments, and net cash surrender value of insurance policies;

1.6.	With respect to investments in the Company to be made by companies exempt from registration pursuant to Section 3(c)(1) or 3(c)(7) of the Investment Company Act and commodity pools, binding capital commitments to acquire an interest in, or make capital contributions to, the Subscriber, may be included as Investments owned;

1.7.	With respect to natural persons, the value of investments held in IRA, 401K and similar retirement plans for the benefit of, and for which investments are directed by, such persons may be included as Investments; and

1.8.	Companies can count Investments held by majority-owned subsidiaries (corporate or otherwise), a parent company of which the subscribing company is a majority-owned subsidiary and other majority-owned subsidiaries of such parent company, regardless of whether the parent or such a subsidiary company is the proposed Qualified Purchaser.

2.	Excluded Assets:

2.1.	Real estate used for “personal use,” [4] as a place of business, or in connection with a trade or business by the Subscriber or a “Related Person.” [5] Property that has been used by the Subscriber or a Related Person as a place of business or in connection with the conduct of a trade or business is also not an “investment,” unless the Subscriber is primarily engaged in the real estate investment and development business;

2.2.	Controlled companies other than as described in 1.1(a)-(d) above;

2.3.	Cash that is not held for investment;

2.4.	Commodities held and financial contracts entered into as part of a trade or business, unless the Subscriber is primarily engaged in the business of investing in or trading commodity interests, physical commodities or financial contracts; and

2.5.	Jewelry, art work, antiques and other collectibles.

3.	Valuation of “Investments”:

3.1.	Investments are valued at cost or fair market value on the most recent practicable date, less outstanding indebtedness incurred to acquire or for the purpose of acquiring the Investments;

3.2.	Family Companies must deduct indebtedness incurred by the Family Company or any of its owners to acquire Investments held by the Family Company; and

3.3.	For commodities, valuation is based on the initial margin or option premium deposited with the futures commission merchant. Swap agreements and similar financial contracts are valued at fair market value or cost (not notional amount).

[4]	Residential real estate will not be deemed to be used for personal purposes if deductions with respect to such real estate are not disallowed by Section 280A of the Code.
[5]	A “Related Person” is any person who is a sibling, spouse or former spouse or any direct lineal descendant or ancestor by birth or adoption of the Subscriber or a spouse of such descendant or ancestor; provided that, with respect to a Family Company (as defined in paragraph (A)(ii) of Section 2(a)(51) of the Investment Company Act), a Related Person includes any owner of the Family Company and any person who is a Related Person of such owner.

EXHIBIT A – DEFINITIONS

Appendix 1

Questionnaire For Benefit Plan Investors

In order to assist the Company in complying with ERISA, subscribers that are subject to ERISA or to Section 4975 of the Code must provide the information requested below.

(a)	Please list below all persons or entities that have the authority to (i) make this investment in the Company, (ii) terminate this investment in the Company, or (iii) negotiate the terms of this investment in the Company.

__________________________________________________________________

__________________________________________________________________

__________________________________________________________________

__________________________________________________________________

__________________________________________________________________

(b)	Please identify each employer of employees covered by each plan, the assets of which are included in the Benefit Plan Investor’s assets.

___________________________________________________________________

___________________________________________________________________

___________________________________________________________________

___________________________________________________________________

(Attach additional page(s) if necessary.)

APPENDIX 1 – FOR BENEFIT PLAN INVESTORS

(c)	Please list below all “affiliates” [1] of persons listed in response to questions (a) and (b) above.

 __________________________________________________________________

__________________________________________________________________

__________________________________________________________________

__________________________________________________________________

(Attach additional page(s) if necessary.)

The signatory to the Subscription Agreement agrees to notify the Company promptly of any changes in the foregoing information which may occur prior to or following an investment in the Company.

1 “Affiliates” is defined for this purpose to include: (i) any person directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with the person; (ii) any corporation, partnership, trust or unincorporated enterprise of which such person is an officer, director, 10 percent or more partner, or highly compensated employee as defined in Section 4975(e)(2)(H) of the Code (but only if the employer of such employee is the plan sponsor); and (iii) any director of the person or any employee of the person who is a highly compensated employee (as defined in Section 4975(e)(2)(H) of the Code), or who has direct or indirect authority, responsibility or control regarding the custody, management or disposition of plan assets. A named fiduciary of a plan with respect to the plan assets involved in the transaction and an employer (any of whose employees are covered by the plan) are affiliates with respect to each other for these purposes only if such employer or its affiliate has the authority (alone or shared with others) to appoint or terminate the named fiduciary or negotiate the terms of the named fiduciary’s employment agreement.

APPENDIX 1 – FOR BENEFIT PLAN INVESTORS

Appendix 2

Electronic Mail Authorization

By signing below (and as long as you provide us with an electronic mail address) you consent to any and all authorized contacts receiving electronic communications and understand that no paper copy will follow by mail. You agree that the authorized contacts listed in the Subscription Agreement (and any others you may subsequently identify) are specified as your agents for the limited purpose of receiving, on your behalf, any electronic delivery including, but not limited to, account statements, performance reports, privacy notices, disclosure documents and any other information delivered or provided (i) by Parkview Capital Credit, Inc. (the “Company”) or any of its affiliates in connection with an investment in the Company and (ii) by any other agent of the foregoing.

You further agree to provide notification to the Company promptly in writing of any change to an e-mail or any other electronic delivery address specified above or otherwise agreed between you and the Company. Until we have received notice of a change, we may continue to send information to the previous e-mail or other electronic address, and any such information will be deemed to have been delivered, whether or not it is actually received. Additionally, you acknowledge and agree by signing below that a successful transmission report received by the Company will constitute delivery of any communication. At your request, we will send you paper copies of any information we make available in electronic form. You may request paper copies by contacting the Company. You agree, however, that neither your request for, nor our delivery of, a paper copy will imply that the previous electronic delivery of the information did not constitute good and effective delivery.

Although the Company will take all appropriate measures to protect the confidentiality of any information transmitted through e-mail, please be advised that the facility to encrypt e-mail messages is not available. Furthermore, the Internet is not a secure environment and the use of Internet e-mail carries with it a number of inherent risks. As a result, we cannot guarantee that e-mail will be delivered within a reasonable time or at all; that e-mail comes from the purported sender; that e-mail is not intercepted by unauthorized or unintended third parties; that the content of the e-mail is unaltered from the time of transmission and therefore we cannot guarantee the accuracy or completeness of the information; or that the e-mail sent by us will be free from viruses.

You are responsible for having any necessary hardware, software or other technology to access electronic communication. By signing below, you acknowledge and agree that you are aware of and accept the risks associated with Internet e-mail and that the Company’s agents, the Company, their respective affiliates and each of their respective directors, employees and agents will have no liability, contingent or otherwise, to you or any third party arising from or in any way related to the use of electronic communication.

FORMAT OF INFORMATION

The documents and other information delivered electronically may be formatted in Adobe Acrobat’s portable document format (“PDF”), or other file formats we deem appropriate.

Please acknowledge your consent by signing here: ______________________________

APPENDIX 2 – FOR ALL INVESTORS